POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, NORTHERN LIGHTS FUND TRUST II, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement (File Nos. 333-174926 and 811-22549) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended;

WHEREAS, the undersigned is the Treasurer and Principal Financial Officer of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints ANDREW ROGERS AND JAMES ASH, as attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file any Amendment or Amendments to the Trust's Registration Statement hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the Trust has caused its name to be subscribed hereto by the Treasurer this 28th day of June, 2011.

NORTHERN LIGHTS FUND TRUST II

By: /s/ Kevin Wolf

Kevin

 Wolf

                                                                                     Treasurer and Principal Financial Officer

STATE OF NEW YORK

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ss:

COUNTY OF SUFFOLK

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Before me, a Notary Public, in and for said county and state, personally appeared Kevin Wolf, Treasurer and Principal Financial Officer, who represented that he is duly authorized in the premises, and who is known to me to be the person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 28th day of June, 2011.

/s/ Stephanie Hardie

            Notary Public

My commission expires

: October 29, 2011